Exhibit 99.1

Investor Relations Contact: Brian Norris Acme Packet +1.781.328.4790 bnorris@acmepacket.com	Media and Analyst Contact: Mike O’Malley Acme Packet +1.781.869.2975 momalley@acmepacket.com

Acme Packet Announces Common Stock Repurchase Program

– Company May Repurchase Up To $200 Million of Common Stock Over Next 12 Months –

Bedford, MA. — July 12, 2012 — Acme Packet® (NASDAQ: APKT), the leader in session delivery network solutions, today announced that its Board of Directors has authorized the repurchase of up to $200 million of the Company’s common stock over the next twelve months. The purchases of common stock will be executed periodically as market and business conditions warrant on the open market, in negotiated or block trades, or under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

“This common stock repurchase program demonstrates the confidence that the Board of Directors has in the prospects of the Company and further expresses its commitment to enhancing shareholder value,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc.

The common stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time. The common stock repurchase program will be in effect from July 31, 2012 through July 31, 2013 unless terminated earlier by the Board of Directors. At March 31, 2012, the Company had $401.3 million in cash and equivalents and approximately 68.3 million shares of common stock outstanding.

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 230 reseller partners worldwide. More than 1,675 customers in 108 countries have deployed over 18,000 Acme Packet systems, including 88 of the top 100 service providers and 41 of the Fortune 100. For more information visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the Company’s ability to execute its common stock repurchase program; expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.